EXHIBIT 3.02

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

EXEO ENTERTAINMENT, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Addition of New Class of Stock as follows:
Par value Series B Preferred Stock; 1,000,000 shares; Par Value is $0.0001; Total authorized capital of Series B Preferred Stock: $100.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 74 percent

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 11-27-13

UNANIMOUS CONSENT IN LIEU OF AN
ORGANIZATIONAL MEETING OF STOCKHOLDERS

Exeo Entertainment, Inc.

The undersigned, being the majority voting interest of all of the stockholders of EXEO Entertainment, Inc. a Nevada Corporation (the "Corporation"), do hereby adopt the following resolutions by written consent in lieu of an organizational meeting of the stockholders pursuant to Nevada corporate law, such action to have the same effect as if taken at a duly constituted meeting of the Board of Directors held on January 14, 2014.

RESOLVED, that any and all notice to take any action in adopting the following resolutions is hereby waived by the undersigned pursuant to the Nevada corporate law.

RESOLVED, that the Amended Articles of Incorporation and Amended Certificate of Designation of Series A Convertible Preferred Stock, attached hereto, are adopted and approved.

RESOLVED, that the proper Directors and Officers of the Corporation are hereby authorized to execute and issue Series A and B Convertible Preferred Stock certificates for up to 1,000,000 (one million) shares, each, for a total of $2,000,000 shares. On January 14, 2013, the Series A Preferred were added as a class of securities. The officers of the Company shall offer Series A Preferred Stock for sale to accredited investors through a regulation D private offering of securities. Securities are to be exempt from registration and will be sold through officers and directors only. The officers of the Company shall file Form D with the SEC and the State securities regulators, as required.

RESOLVED, that the form of certificate for Series A and Series B Convertible Preferred Stock of this Corporation, a copy of which is attached hereto, is hereby adopted as the form of stock certificate to be issued to represent such shares of this Corporation.

IN WITNESS WHEREOF, 74 percent of the voting interest in this Company vote in favor of this resolution and that this instrument has been executed by the undersigned as of the aforementioned date to be filed as part of the minutes of the Corporation.

Exeo Entertainment, Inc., a Nevada Corporation

Dated: 3/21/2014

/s/ Robert Scott Amaral	, Stockholder (Robert Scott Amaral)

/s/ Jeffrey Weiland	, Stockholder (Jeffrey Weiland)